Exhibit 5.1

601 Lexington Avenue

New York, NY 10022

United States

+1 212 446 4800

www.kirkland.com

November 12, 2021

Acorn HoldCo, Inc.

901 Explorer Boulevard

Huntsville, Alabama 35806-2807

Ladies and Gentlemen:

We have acted as special legal counsel to Acorn HoldCo, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 1, 2021, as amended and supplemented through the date hereof pursuant to the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”), relating to the Business Combination Agreement, dated as of August 30, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, ADTRAN, Inc. (“ADTRAN”), Acorn MergeCo, Inc. and ADVA Optical Networking SE (“ADVA”). The Registration Statement relates to the registration under the Act of up to 94,829,649 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), which may be issued to the stockholders of ADTRAN and shareholders of ADVA in connection with the proposed transactions contemplated by the Business Combination Agreement.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Business Combination Agreement; (ii) the Registration Statement and all exhibits thereto; (iii) the Certificate of Incorporation of the Company, as presently in effect; (iv) the By-laws of the Company as presently in effect; (v) the Amended and Restated Certificate of Incorporation of the Company in the form attached to the Registration Statement as Exhibit 3.1; (vi) the Amended and Restated By-laws of the Company in the form attached to the Registration Statement as Exhibit 3.2 (the “Amended and Restated Certificate of Incorporation”); (v) resolutions adopted by the Board of Directors of the Company relating to the authorization of the Registration Statement, the Business Combination Agreement, the issuance and sale of the Shares and other related matters; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the persons executing the documents we have examined have the legal capacity to execute such documents; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement, the Business Combination Agreement and other records, documents, instruments and certificates we have reviewed; (v) the Amended and Restated Certificate of Incorporation has been filed with and accepted by the Secretary of State of the State of Delaware; and (vi) all Shares will be issued in the manner stated in the Business Combination Agreement and the Registration Statement and the related proxy statement/prospectus. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and others.

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Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and assuming the certificate of merger relating to the merger contemplated by the Business Combination Agreement has been filed with and accepted by the Secretary of State of the State of Delaware, we are of the opinion that the Shares to be issued by the Company pursuant to the Business Combination Agreement, when issued and delivered in accordance with the terms of the Business Combination Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP